Contact Information: Investor Relations 941-556-2601 investor-relations@ropertech.com	Roper Technologies, Inc.

Roper Technologies Announces Record First Quarter Results

GAAP DEPS Increased 33%; Adjusted DEPS Increased 24% to $2.61

Sarasota, Florida, April 20, 2018 ... Roper Technologies, Inc. (NYSE: ROP), a diversified technology company, reported financial results for the first quarter ended March 31, 2018.

Roper reports results - including revenue, gross margin, earnings before taxes, net income, and diluted earnings per share (“DEPS”) - on both a GAAP basis and an adjusted basis.

First quarter GAAP revenue increased 11% to $1.20 billion, adjusted revenue increased 9% to $1.20 billion, and organic revenue increased 6%. GAAP gross margin expanded 90 basis points to 62.4% and adjusted gross margin expanded 30 basis points to 62.5%.

GAAP earnings before taxes grew 21% to $255 million and adjusted earnings before taxes grew 10% to $332 million. GAAP DEPS was $2.03, a 33% increase, while adjusted DEPS was $2.61, a 24% increase. Operating cash flow was $282 million, representing 23% of adjusted revenue.

“We had a record first quarter with outstanding execution and broad-based growth across each of our segments,” said Brian Jellison, Roper’s Chairman, President, and CEO. “Our software and network businesses continued their outstanding performance with superior cash flow, while our product businesses delivered exceptional growth and strong operating leverage.”

“Our strong cash performance and tax reform-driven repatriation allowed us to reduce debt by $535 million in the first quarter. We have now reduced leverage by $1.6 billion since December 2016. Given the positive momentum across our businesses and an improved outlook, we are raising our 2018 guidance,” concluded Mr. Jellison.

2018 Guidance

The Company now expects full year Adjusted DEPS of $11.08 - $11.32, compared to previous guidance of $10.88 - $11.20.

For the second quarter of 2018, the Company expects Adjusted DEPS of $2.65 - $2.71.

The Company’s guidance excludes the impact of future acquisitions or divestitures.

Conference Call to be Held at 8:30 AM (ET) Today

A conference call to discuss these results has been scheduled for 8:30 AM ET on Friday, April 20, 2018. The call can be accessed via webcast or by dialing +1 800-239-9838 (US/Canada) or +1 323-794-2551, using confirmation code 7380704. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by using the following registration URL https://event.replay with access code 7380704.

Use of Non-GAAP Financial Information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Table 1: Adjusted Revenue Reconciliation and Growth Detail ($M)

	Q1 2018	Q1 2017	V %
GAAP Revenue	$1,203	$1,086	11%
Purchase accounting adjustment to acquired deferred revenue	2	22
Adjusted Revenue	$1,205	$1,108	9%

Components of Adjusted Revenue Growth
Organic			6%
Acquisitions/Divestitures			1%
Foreign Exchange			2%
Total Adjusted Revenue Growth			9%

Table 2: Adjusted DEPS ReconciliationA

	Q1 2018	Q1 2017	V %
GAAP DEPS	$2.03	$1.53	33%
Purchase accounting adjustment to acquired deferred revenue	0.02	0.14
Purchase accounting adjustment for commission expense	-	(0.01)
Amortization of acquisition-related intangible assetsB	0.56	0.45
Adjusted DEPS	$2.61	$2.11	24%

Table 3: Adjusted Gross Margin Reconciliation ($M)

	Q1 2018	Q1 2017	V Bps
GAAP Revenue	$1,203	$1,086
Purchase accounting adjustment to acquired deferred revenue	2	22
Adjusted Revenue	$1,205	$1,108

GAAP Gross Profit	$750	$668
Purchase accounting adjustment to acquired deferred revenue	2	22
Rounding	1	(1)
Adjusted Gross Profit	$753	$689

GAAP Gross Margin	62.4%	61.5%	+90 bps
Adjusted Gross Margin	62.5%	62.2%	+30 bps

Table 4: Adjusted Earnings Before Taxes Reconciliation ($M)

	Q1 2018	Q1 2017	V% / Bps
GAAP Earnings Before Taxes	$255	$211	21%
Purchase accounting adjustment to acquired deferred revenue	2	22
Purchase accounting adjustment for commission expense	-	(2)
Amortization of acquisition-related intangible assets	74	72
Rounding	1	-
Adjusted Earnings Before Taxes	$332	$303	10%

Table 5: Forecasted Adjusted DEPS ReconciliationA

	Q2 2018		Full Year 2018
	Low End	High End	Low End	High End
GAAP DEPS	$2.08	$2.14	$8.83	$9.07
Purchase accounting adjustments to acquired deferred revenueC	0.01	0.01	0.03	0.03
Amortization of acquisition-related intangible assetsB	0.56	0.56	2.22	2.22
Adjustments to 2017 provisional income tax amounts resulting from the Tax Cuts and Jobs Act	TBD	TBD	TBD	TBD
Adjusted DEPS	$2.65	$2.71	$11.08	$11.32

A.	All 2017 adjustments taxed at 35%, all 2018 adjustments taxed at 21%.

B.
Actual results and forecast of estimated amortization of acquisition-related intangible assets ($M, except per share data); for comparison purposes, prior period amounts are also shown below. Tax rate of 35% applied to amortization in 2017, and tax rate of 21% applied to amortization in 2018.

	Q1 2017A	Q1 2018A	Q2 2018E	FY 2018E
Pretax	$72	$74	$74	$294
After-tax	$47	$59	$58	$233
Per share	$0.45	$0.56	$0.56	$2.22

C.	Forecasted acquisition-related fair value adjustments to acquired deferred revenue of Deltek and Onvia, as shown below ($M, except per share data).

	Q2 2018E	FY 2018E
Pretax	$1	$5
After-tax	$1	$4
Per Share	$0.01	$0.03

About Roper Technologies

Roper Technologies is a constituent of the S&P 500, Fortune 1000, and the Russell 1000 indices. Roper operates businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets. Additional information about Roper is available on the Company’s website at www.ropertech.com.

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, the newly acquired businesses. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, changes in foreign exchange rates, difficulties associated with exports, risks associated with our international operations, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, environmental compliance costs and liabilities, risks and cost associated with asbestos related litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	March 31, 2018	December 31, 2017
ASSETS:

Cash and cash equivalents	$366.2	$671.3
Accounts receivable, net	631.2	641.7
Inventories, net	216.7	204.9
Income taxes receivable	46.2	24.4
Unbilled receivables	157.6	143.6
Other current assets	84.1	73.5
Total current assets	1,502.0	1,759.4

Property, plant and equipment, net	140.9	142.5
Goodwill	8,869.9	8,820.3
Other intangible assets, net	3,437.7	3,475.2
Deferred taxes	31.4	30.7
Other assets	92.2	88.3

Total assets	$14,074.1	$14,316.4

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$171.1	$171.1
Accrued compensation	149.0	198.0
Deferred revenue	584.7	566.4
Other accrued liabilities	274.2	266.6
Income taxes payable	67.2	26.4
Current portion of long-term debt, net	801.3	800.9
Total current liabilities	2,047.5	2,029.4

Long-term debt, net of current portion	3,820.7	4,354.6
Deferred taxes	829.8	829.6
Other liabilities	220.6	239.2
Total liabilities	6,918.6	7,452.8

Common stock	1.0	1.0
Additional paid-in capital	1,653.9	1,602.9
Retained earnings	5,647.6	5,464.6
Accumulated other comprehensive loss	(128.4)	(186.2)
Treasury stock	(18.6)	(18.7)
Total stockholders' equity	7,155.5	6,863.6

Total liabilities and stockholders' equity	$14,074.1	$14,316.4

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended March 31,
	2018	2017
Net revenues	$1,202.5	$1,086.3
Cost of sales	452.0	418.7
Gross profit	750.5	667.6

Selling, general and administrative expenses	450.3	409.3
Income from operations	300.2	258.3

Interest expense, net	43.2	45.9
Other expense, net	(1.7)	(1.1)

Earnings before income taxes	255.3	211.3

Income taxes	44.0	53.2

Net earnings	$211.3	$158.1

Net earnings per share:
Basic	$2.05	$1.55
Diluted	$2.03	$1.53

Weighted average common shares outstanding:
Basic	102.9	101.9
Diluted	104.2	103.1

Roper Technologies, Inc. and Subsidiaries
Selected Segment Financial Data (unaudited)
(Amounts in millions and percents of net revenues)

	Three Months Ended March 31,
	2018		2017
	Amount	%	Amount	%
Net revenues:
RF Technology	$481.6		$429.6
Medical & Scientific Imaging	366.3		348.2
Industrial Technology	216.1		183.4
Energy Systems & Controls	138.5		125.1
Total	$1,202.5		$1,086.3

Gross profit:
RF Technology	$301.7	62.6%	$251.5	58.5%
Medical & Scientific Imaging	261.0	71.3%	251.9	72.3%
Industrial Technology	108.6	50.3%	93.1	50.8%
Energy Systems & Controls	79.2	57.2%	71.1	56.8%
Total	$750.5	62.4%	$667.6	61.5%

Operating profit*:
RF Technology	$120.3	25.0%	$89.0	20.7%
Medical & Scientific Imaging	120.7	33.0%	119.8	34.4%
Industrial Technology	65.7	30.4%	53.6	29.2%
Energy Systems & Controls	35.2	25.4%	30.2	24.2%
Total	$341.9	28.4%	$292.6	26.9%

*Segment operating profit is before unallocated corporate general and administrative expenses. These expenses were $41.7 and $34.3 for the three months ended March 31, 2018 and 2017.

Roper Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net earnings	$211.3	$158.1
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	12.6	12.4
Amortization of intangible assets	75.3	73.0
Amortization of deferred financing costs	1.6	1.8
Non-cash stock compensation	26.0	21.0
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	17.3	73.1
Unbilled receivables	(10.5)	(13.5)
Inventories	(9.0)	(7.9)
Accounts payable and accrued liabilities	(45.9)	(2.2)
Deferred revenue	26.3	34.3
Income taxes	(13.8)	39.0
Other, net	(9.5)	(10.9)
Cash provided by operating activities	281.7	378.2

Cash flows from investing activities:
Acquisitions of businesses	(38.9)	(2.8)
Capital expenditures	(9.7)	(14.9)
Capitalized software expenditures	(1.9)	(3.2)
Other, net	(1.0)	(0.4)
Cash used in investing activities	(51.5)	(21.3)

Cash flows from financing activities:
Payments under revolving line of credit, net	(535.0)	(370.0)
Cash dividends to stockholders	(42.1)	(35.4)
Proceeds from stock-based compensation, net	23.8	7.6
Treasury stock sales	1.6	1.0
Other	0.1	(0.3)
Cash used in financing activities	(551.6)	(397.1)

Effect of foreign currency exchange rate changes on cash	16.3	13.7

Net decrease in cash and cash equivalents	(305.1)	(26.5)

Cash and cash equivalents, beginning of period	671.3	757.2

Cash and cash equivalents, end of period	$366.2	$730.7